UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Asia-Pacific Region BDO Proxy FAQ

[I’m calling to let you know that] US domiciled iShares Funds shareholders will be contacted over the next few weeks regarding important shareholder meetings. Have you received a proxy package, and if so, do you have any questions?

Why are iShares Funds shareholders being contacted?

Barclays Global Fund Advisors, the adviser to the US domiciled iShares Funds, is being acquired by BlackRock, Inc. Upon the closing of the BlackRock transaction, the current investment advisory agreements between the Adviser and each iShares Fund will automatically terminate. As a result, iShares Funds shareholders, through a shareholder proxy proposal, are being asked to approve a new investment advisory agreement between the Adviser and each iShares Funds. In addition to the advisory agreement proposal, shareholders of the iShares Funds are being asked to elect a Board of Directors/Trustees of the iShares Funds and shareholders of certain iShares Funds are being asked to vote on an additional proposal at two separate shareholder meetings scheduled for November 4, 2009.

Will there be substantial changes to the iShares business as a result of the BlackRock Transaction?

It is expected that the iShares business will continue to offer its lineup of iShares Funds and it is expected that the nature and scope of services provided under the current advisory agreements will continue undiminished under the New Advisory Agreements. Moreover, the proposal to approve the New Advisory Agreements does not seek any increase in the advisory fee rates for any iShares Fund, and the Advisor has no present intention to alter the advisory fee rates, expense waivers or expense reimbursements currently in effect for a period of two years from the close of the BlackRock Transaction.

What proposals will I be asked to vote on?

There are up to three proposals that shareholders will be asked to vote on:

First Special Meeting of Shareholders:

Proposal 1 (for shareholders of each Fund): To approve a New Advisory Agreement between each iShares Fund and Barclays Global Fund Advisors.

Proposal 2 (for shareholders of certain Funds): To approve a change in the classification of such iShares Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy (meaning the investment objective can be changed by the Board of the iShares Funds without shareholder approval).

Second Special Meeting of Shareholders:

Proposal 1 (for shareholders of each Fund): To elect a proposed Board of Directors of iShares, Inc. or a proposed Board of Trustees of iShares Trust, as applicable.

Can you explain the reclassification proposal?

Shareholders of certain iShares Funds are being asked to approve the reclassification of the Fund’s investment objective from a fundamental policy to a non-fundamental policy.

The proposed change to reclassify the investment objective of certain Funds as a non-fundamental policy is intended to promote consistency across all of the Funds and provide the Adviser and the Board with flexibility to respond to changing conditions in a manner they deem to be in the best interests of the Funds and their shareholders without the Funds incurring the cost of a proxy solicitation. The proposed reclassification will not result in changes to a Fund’s stated investment objective unless changes are approved by the Board at some point in the future. The Adviser and the Board currently do not plan to make any modifications to the Funds’ investment objectives. Moreover, the Adviser does not intend to alter the way in which it manages any of the Funds as a result of this proposal and does not expect that the proposal will affect the investment risk associated with the Funds.

The following 30 Funds are impacted by the proposal:

iShares Russell 1000 Index Fund	iShares MSCI Australia Index Fund
iShares Russell Midcap Growth Index Fund	iShares MSCI Brazil Index Fund
iShares Russell Midcap Index Fund	iShares MSCI Canada Index Fund
iShares S&P 500 Index Fund	iShares MSCI EMU Index Fund
iShares S&P Europe 350 Index Fund	iShares MSCI France Index Fund
iShares S&P Global Energy Sector Index Fund	iShares MSCI Germany Index Fund
iShares S&P Global Healthcare Sector Index Fund	iShares MSCI Hong Kong Index Fund
iShares S&P Global Technology Sector Index Fund	iShares MSCI Japan Index Fund
iShares S&P Latin America 40 Index Fund	iShares MSCI Malaysia Index Fund
iShares S&P MidCap 400 Index Fund	iShares MSCI Pacific ex-Japan Index Fund
iShares S&P SmallCap 600 Growth Index Fund	iShares MSCI Singapore Index Fund
iShares Dow Jones U.S. Index Fund	iShares MSCI South Korea Index Fund
iShares MSCI Switzerland Index Fund	iShares MSCI Spain Index Fund
iShares MSCI Taiwan Index Fund	iShares MSCI United Kingdom Index Fund
iShares S&P North American Technology-Multimedia Network Media Fund	iShares S&P North American Natural Resources Sector Index Fund

Proxy Packages, Contact Information

On September 8, 2009, the iShares Funds began e-mailing and mailing proxy packages to shareholders with important information regarding these proposals. DF King, our proxy solicitation firm, will begin actively soliciting shareholder participation via e-mails, letters, and phone calls. Shareholders are encouraged to call DF King at 1-800-735-3428 to vote their shares. The chart below details hours of operation and languages served. All times are Eastern.

Language	Area Served	US EDT Hours of Operation (Mon-Fri)	Saturday
English	USA/Canada	10am-4am (18 hour shift)	10am-6pm

Cantonese	Hong Kong, China and other Cantonese speaking areas	10pm-8am	-

Mandarin	Mainland China, Taiwan and other Mandarin speaking areas	10pm-8am	-

Japanese	Japan	9pm-7am	-

          Note    All language agents will also handle English Calls

If you haven’t already, you will receive proxy materials for the two special shareholder meetings. Shareholders who owned their shares as of August 25, 2009, or “Shareholders of Record,” will receive the Joint Proxy Statement containing multiple proxy cards in the mail or via email, and may be contacted by a proxy solicitor via telephone. Participation in the voting process by all clients and shareholders, large and small, is critical to allow each iShares Fund to act on the proposals set forth in the Joint Proxy Statement.

It is important to note that you may vote your shares regardless of whether you have sold your iShares Fund shares after the record date (August 25, 2009).

How do I vote?

Shareholders may vote in a variety of different ways. We believe the fastest and most convenient way for clients to vote is by calling a Live Operator at DF King, our proxy solicitation firm, at 1-800-735-3428 to vote their shares. Shareholders may also vote by mail, by telephone using an automated system, by the internet (www.proxyvote.com), or in person, all as further detailed in the Joint Proxy Statement.

Solicitation Complaint

Advisor Version

We appreciate your concern regarding your clients being contacted. The goal of the communications effort is to provide Shareholders with the necessary information so that they can exercise their rights as a Shareholder. The best method for Shareholders to stop receiving communications is for them to vote and we would ask you to encourage them to vote. Please understand that it is important that every Shareholder participates in the governance of their iShares Fund to ensure that their iShares Fund receives enough votes to act on the proposals. If votes are not received promptly or if we do not receive enough votes, Shareholders may be solicited repeatedly. Solicitation may take the form of additional mailings, emails, or telephone calls.

Shareholders may vote in a variety of different ways. We believe the fastest and most convenient way for clients to vote is by calling a Live Operator at Broadridge, our proxy solicitor, at 1-866-450-8471. To vote by Live Operator, your client will not be required to provide the multiple “control” numbers located on each of the proxy cards they receive. Broadridge representatives are available Monday through Friday, 9:30 a.m. to 12:00 midnight (Eastern time), and Saturday, 10:00 a.m. to 9:00 p.m. (Eastern time). Your clients may also vote by mail, by telephone using an automated system, by the internet (www.proxyvote.com), or in person, all as further detailed in the Joint Proxy Statement received by your clients.

Additionally, you or your assistant can vote on your client’s behalf, provided you have authorization from your client. Financial Advisers and their teams can vote on behalf of their clients in one of two ways:

•

If you or your team receive authorization from your client, you may vote on their behalf by calling a Live Operator at Broadridge at 1-866-450-8471. You will need to state that you are authorized to vote on behalf of your client and you will need to verify the full name of the client and address on record; or

•	If you or your team has multiple accounts you want to vote, you can fax or email your client information for processing. Please call Broadridge at 1-866-450-8471 to learn more about these services

If you or your team vote on behalf of your client, the call will be recorded (or your fax or email will be retained for recordkeeping) and your client will receive a confirmation statement to ensure that the vote is properly recorded.

If your client has additional questions, they can contact Broadridge at 1-866-450-8471 or visit www.proxyvote.com. If you have additional questions, please contact your iShares Representative, call 1-800-iShares, or visit www.iShares.com.

Shareholder Version

We appreciate your concern about being contacted. The goal of the communications effort is to provide you with the necessary information so that you can exercise your rights as a Shareholder. The best method for you to stop receiving communications is for you to vote. Please understand that it is important that every Shareholder participates in the governance of their iShares Fund to ensure that their iShares Fund receives enough votes to act on the proposals. If votes are not received promptly or if we do not receive enough votes, you may be solicited repeatedly. Solicitation may take the form of additional mailings, emails, or telephone calls.

You may vote in a variety of different ways. We believe the fastest and most convenient way for you to vote is by calling a Live Operator at Broadridge, our proxy solicitor, at 1-866-450-8471. To vote by Live Operator, you will not be required to provide the multiple “control” numbers located on each of the proxy cards you receive. Broadridge representatives are available Monday through

Friday, 9:30 a.m. to 12:00 midnight (Eastern time), and Saturday, 10:00 a.m. to 9:00 p.m. (Eastern time). You may also vote by mail, by telephone using an automated system, by the internet (www.proxyvote.com), or in person, all as further detailed in the Joint Proxy Statement you received.

If you have additional questions, you can contact Broadridge at 1-866-450-8471 or visit www.proxyvote.com.